UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 18, 2010

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of security holders for Potomac Bancshares, Inc. was held on May 18, 2010 and the following matters were submitted to the security holders for a vote:

    To elect a class of directors for a term of three years.
    To ratify the selection by the board of directors of Yount, Hyde & Barbour, P.C., as independent registered public accountants for the year 2010.

Results of the voting in regard to the above listed matters were as follows:

	Votes For	Votes Against	Votes Withheld	Total
J. Scott Boyd	1,916,936	None	46,685	1,963,621
John P. Burns, Jr.	1,867,781	None	95,840	1,963,621
Barbara H. Pichot	1,886,296	None	77,325	1,963,621
C. Larry Togans	1,932,871	None	30,750	1,963,621

There were 686,129 broker non-votes in the election of directors.

	Votes For	Votes Against	Abstentions	Total
Ratification of accountants	2,633,419	5,640	10,691	2,649,750

There were no broker non-votes in the ratification of accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potomac Bancshares, Inc.

/s/ Gayle Marshall Johnson

Gayle Marshall Johnson, Sr. VP and CFO

May 21, 2010